Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014, relating to our audit of the financial statements of Kindred Biosciences, Inc. appearing in the Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2013.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
December 2, 2014

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